UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Certiplex Corporation

(Name of small business issuer in its charter)

Montana	7812	83-1632905
State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

663 Rancho Santa Fe Rd Suite 628

San Marcos, CA 92078

Telephone: 800-456-6211

www.Certiplex.com

wbcertiplex@gmail.com

(Address and telephone number of registrant's principal executive offices and principal place of business)

Corporate filings, LLC

1001 S Main Ste 49

Kalispell, MT 59901
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large Accelerated Filer [_]  Accelerated Filer [_]

Non Accelerated Filer [_]   Smaller Reporting Company [X] Emerging Growth company [X]

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _________________, 2023

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ .50 per share until our common stock is quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $.50 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the share will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS

CERTIPLEX CORPORATION

28,200,000 Shares of Common Stock

Price per share: $.50

Total cash proceeds to the Company $0.

Through this prospectus, we are registering for resale 28,200,000 shares of common stock. The Company is authorized to issue 75,000,000 shares of common stock, par value $.001 per share. At the twelve months ended December 31, 2022, there were 73,200,000 shares of common stock issued and outstanding.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no trading market for our common stock.

The sales price to the public will be offered at a fixed price of $.50 per share until shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. We intend to contact an authorized OTCQB market maker for sponsorship of our securities on the OTC, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTCQB. If our common stock becomes quoted on the Over-the-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See "risk factors" beginning on page 9 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______________________,2023

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PROSPECTUS SUMMARY

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account references in this prospectus to "we," "our," "us", "CC" and the "Company" refer to CERTIPLEX CORPORATION.

Organizational History

The Company was incorporated in the State of Montana on August 7, 2018, and has been capitalized by the Assets contributed by shareholders through a Private Offering as well as the revenues from our business operations.

The Company is a full-service multimedia company with a multi-operational approach, offering business opportunities through ready-to-sell business modules, website and mobile app technology integration, SEO (Search Engine Optimization), and online video and photography content development and distribution. In addition, we own licensing rights to the Pro Sun Lighting system for residential and commercial use.

Introduction

The Company has an operating history of approximately four years. The Company's primary, current business is as a full-service multi-media Company with a multi operational approach focusing on;

1) Business Ready Opportunities through ready to sell Business modules.

2) Website and mobile app technology integration design and development.

3) SEO and Social Media Integration.

3) Online video and photography content development and distribution.

4) Sales of Licensing rights of our Pro Sun Lighting systems.

Company Assets

The Company possesses various assets, including cash, intangible assets, and equipment. Its income has been derived from selling business modules, developing websites with integrated video and photo content, providing search engine optimization (SEO) services, selling rights to digital video and photo content, and incorporating digital media into website design. The Company has also sold licensing rights for the Pro Sun Lighting System. Management believes that these assets, along with cash, equipment, contracts, future revenue streams, rights, and innovative business concepts, will sufficiently fund the Company for the next twelve months. The Company's objectives include: developing, operating, and leveraging its assets, as well as creating new products for distribution, in order to establish a sustainable and diversified multimedia organization.

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Company Cash Flow

The Company has cash assets derived from the sale of the rights to its digital video and photo content and the integration of digital video and photo content into website design and the sale of licensing rights to the Pro Sun Lighting system.  Assuming the Company does not generate any income from the sale or production and distribution of current digital video or photo content or commercial video work it still will have sufficient cash to operate for the next twelve (12) months. In addition, the company has generated income from the sale of Licensing rights to its Pro Sun Lighting System. Our burn rate is anticipated to be approximately $4,000 per month based on our current projections. If we do not have substantial revenues, or an infusion of capital by the end of the next 12 months we would not be able to meet our capital requirements. At September 30, 2023 we had cash and receivables of $36,005 and revenue of $85,715. At December 31, 2022 we had cash and receivables of $56,462 and for the year ended December 31, 2022 the Company had revenue of $171,167.  At December 31, 2021 we had cash of $85,007 and for the year ended December 31, 2021 the Company had revenue of $137,687.

Our auditor has issued a going concern opinion in regard to our financial statements, “The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 2 to the financial statements, the Company has had minimal operations. This raises substantial doubt about its ability to continue as a going concern.”

JOBS Act

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a "smaller reporting company" in Exchange Act Rule 12b-2, an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a "smaller reporting company". In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance.  We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

Future Assets and Growth

We will continue to generate limited future income from our assets; however, we cannot provide absolute assurances or estimates of these revenues. The Company anticipates it may operate at a deficit for its next fiscal years and may expend most of its available capital. The Company's cash on hand is, primarily, budgeted to cover the anticipated costs to market its web site integration services, business modules, licensing rights, and for various administrative costs associated with developing and operating the businesses going forward including costs for legal, accounting and Transfer Agent services. We believe that the Company will have sufficient capital to operate its businesses over the next twelve (12) months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from our existing Assets will be adequate to maintain our businesses.

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Our business model is predicated on the assumption that we can continue to generate multiple revenue streams from various worldwide media sources from our existing assets and from products we intend to develop, produce and distribute over the next fiscal year and that we can, successfully, manage our costs by capitalizing on new and emerging digital technologies, business developments and our management. Although the Company has generated revenues, it anticipates it may lose money in its next, full year of operation and it shall require raising additional capital to develop its concepts. The Company may plan on filing for a Secondary offering of its stock to raise capital for its projects and concepts which will result in further dilution to shareholders.

The Company's primary manager, its CEO, Varton Berian, has limited experience and expertise in the multi media and related industries and has little experience operating a public company. The Company will continue to seek consultation from those persons more adept in the multi-media industry possibly as a director, employee, or outside consultant. Until such time as the Company is more established and capitalized, we will not be able to employ any personnel on a full-time basis. (For Details on our Business Plan Please See: Description of Business, p. 19) .

FOUNDING SHAREHOLDERS

The following individuals and entities are considered founding shareholders of our Company.

Class	Name	Shares	Percentage
Common	Varton Berian (1)	45,000,000	62%

(1)	Mr. Varton Berian, is the CEO of Certiplex Corporation.

 Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.50 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $.50 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCQB or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis and Results of Operations" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from the year ended December 31, 2021 and 2022 are derived from our audited financial statements. The statement of operations and balance sheet data from the nine months ended September 30, 2023 and 2022 are derived from our unaudited financial statements.

	For the Year Ended December 31, 2021 (Audited)*	For the Year Ended December 31, 2022 (Audited)*	For the Nine Months Ended September 30, 2022 (Unaudited)	For the Nine Months Ended September 30, 2023 (Unaudited)
STATEMENT OF OPERATIONS
Revenues	$137,687	$171,167	$140,448	$85,715
Operating Expenses	201,406	170,077	103,519	102,389

Net Income (Loss)	(79,557)	(21,043)	29,122	(19,403)

Weighted average number of common shares outstanding for the period	73,200,000	73,200,000	73,200,000	73,200,000

Net Income Per Share	$(0.00)	$(0.00)	$0.00	$(0.00)

	For the Year Ended December 31, 2021 (Audited)*	For the Year Ended December 31, 2022 (Audited)*	For the Nine Months Ended September 30, 2023 (Unaudited)
BALANCE SHEET DATA
Cash and Receivables	$85,007	$56,462	$36,005
Total Assets	191,098	176,037	162,490
Total Liabilities	134,991	140,973	146,828
Stockholder's Equity	56,107	35,064	15,662

¹ Derived from audited financial statements

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ABOUT THIS OFFERING

Securities Being Offered	Up to 28,200,000 shares of common stock for resale in Certiplex Corporation

Initial Offering Price	The selling shareholders will offer shares at a fixed price of $.50 per share until shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering	The offering will conclude when all of the 28,200,000 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

Common Stock Issued Before Offering	73,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	73,200,000 shares of common stock with an implied aggregate value of $36,600,000 based on our assumed offering price of $.50 per share after the offering.

Stockholder's Equity	As of September 30, 2023, our Stockholder's Equity was $15,662. As of December 31, 2022 our Stockholder's Equity was $35,064. At December 31, 2021 our Stockholder's Equity was $56,107.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Description of Selling Stockholders

Through this prospectus, we are registering for resale 28,200,000 shares of common stock. The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the nine months ended September 30, 2023 and the twelve months ended December 31, 2022, there were 73,200,000 shares of common stock issued and outstanding.

The names and share amounts of the selling stockholders are set forth under “Selling Stockholders and Plan of Distribution” in this prospectus.  None of the selling stockholders are officers, directors or 10% or greater stockholders of our company nor are any affiliated or associated with any broker-dealers.

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RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE POSSIBILITY THAT YOUR ENTIRE INVESTMENT MAY BE LOST. AS SUCH, YOU ARE ENCOURAGED TO EVALUATE THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN COMPLETE LOSS OF YOUR INVESTMENT.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Montana on August 7, 2018. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

 All of our capital and assets have been provided by or acquired from our principal shareholders, revenues and through a Private Placement of the shares being registered. We estimate that we will have sufficient capital to operate for the next twelve (12) and sufficient capital to develop and market our commercial services. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to curtail our business objectives significantly or entirely, which could result in our having to discontinue some of our operations and plans.

We depend highly on our current president who has limited experience in running a public company.

We depend highly on Varton Berian, our CEO and Director, who may be difficult to replace. Varton Berian at this point, only devotes approximately 80% of his time (approximately 32 hours) per week to our business, has only several years of industry experience. Our plan of operations is dependent upon the continuing support and business expertise of Mr. Berian.

Loss of our CEO could adversely affect our business.

Loss of Mr. Berian could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor's investments. Mr. Berian received a salary of $38,400 in 2021 and $41,400 in 2022 and $37,800 at the nine months ended September 30, 2023 of which $81,750 has accrued at the nine months ended September 30, 2023. He has also received forty-five million (45,000,000) shares of stock at a price of $.001 per share valued at $45,000 at the time of issuance. It is unknown, at this time, if or when the Company may be able to further compensate Mr. Berian for his management services.

Our management has limited experience in running a public company.

Mr. Berian, has limited experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Berian will rely on the expertise of outside counsel to insure proper filing and the meeting of deadlines.

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Our auditors have issued a going concern opinion.

Our auditors have issued a going concern opinion on our audited financial statements as follows, “The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had minimal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.” (see page 30)

There are increased costs and regulations associated with operating a public company and we will have limited internal accounting controls.

There are a number of expenses and costs associated with operating a public Company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company's operating expenses and make it more difficult for the Company's businesses to produce operating profits. Projected cost for the next 12 months associated with the operation aspects of being a public company are projected to be approximately $30,000. Our CEO has limited experience managing a public company. With only one officer and director there will be no internal oversight to the Company's financial reporting, initially, except from the Company's outside auditors.

Upon completion of the offering stockholders will own a minority percentage of the Company's stock.

Varton Berian owns approximately 62% of our outstanding common shares and will continue to do so after the filing of this Registration Statement. As a consequence of his stock ownership position, Mr. Berian will retain the ability to elect a majority of our board of directors, and thereby control our management. Varton Berian also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The concentration of ownership by Mr. Berian could discourage investments in our Company or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

Because of competitive pressures from competitors with more resources, the Company may fail to implement its business model profitably.

The Internet content industry is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see "Competition"). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.

We may be unable to compete with larger or more established Internet companies.

We face a large and growing number of competitors in the Internet industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

We have acquired the licensing rights to the Pro Sun Lighting System. We may not be able to implement our plan to sell the systems.

There is no assurance that even if we are able to develop a market and sell the Pro sun Lighting System it will be met with success or be profitable. We face competition from many developers of lighting systems most of which have far greater resources and expertise than we do.

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In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of any shareholder's investment.

Due to our limited operating history, we will have to use all of our existing resources to complete and market our products and develop our distribution channels.

Following this offering we may need to raise additional funds to expand our operations. We will receive no proceeds from this offering. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations, although at this time there is no plan in effect to do so. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our products or processes could give rise to claims that our products infringe on the rights of others.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe on their patent or other proprietary rights. Currently such claims and litigation could potentially apply to our products under development. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to produce, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our proprietary rights and/or to determine the scope and validity of the proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition, and results of operations.

We may be unable to scale our operations successfully.

Our growth will place significant demands on our management and technology development, as well as our financial, administrative, and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative, and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services, and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

The lack of experience in all of the businesses we are entering could impact our return on investment, if any.

As a result of our reliance on our officers and their lack of experience in developing comparable media content, our investors are at risk in losing their entire investment. The company intends to hire personnel in the future who will have the experience required to manage our company, when the company is sufficiently capitalized. Until such management is in place, we are reliant upon our officers to make the appropriate management decisions.

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

No market currently exists for our securities, and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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If our shares of common stock are actively traded on a public market, they will in all likelihood be penny stocks.

The securities enforcement and penny stock reform act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Sec regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

Because our securities may be subject to penny stock rules, you may have difficulty reselling your shares.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the securities exchange act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

This registration statement contains forward looking statements which are speculative in nature.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "business description" and "corporate background" although the company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future sec filings.

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

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USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement pursuant to an exemption under Rule 144 of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history, and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB after the SEC declares this prospectus effective. In order to be quoted on the OTCQB, a market maker must file a 15c-211 application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 28,200,000 shares of our common stock held by 85 shareholders of our common stock as of September 30, 2023.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2023, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering
Listen LLC	2,500,000	2,500,000	0
Kaizen Kami Corp	1,500,000	1,500,000	0
Tech Central, Inc.	3,500,000	3,500,000	0
777 Capital	5,000,000	5,000,000	0
Tala Media Corporation	2,500,000	2,500,000	0
Bearcreek Resources Corporation	2,000,000	2,000,000	0
Rising Phoenix International	1,500,000	1,500,000	0
John Kalil	100,000	100,000	0
Andrew E. Mercer	100,000	100,000	0
Albert Viola	100,000	100,000	0
Annette Mason	100,000	100,000	0
Austin John Richards	100,000	100,000	0
Hossein And Susan Balou	100,000	100,000	0
Barbara Piedmont	100,000	100,000	0
Barbara Viola	100,000	100,000	0
Blackburn Family Revocable Trust	100,000	100,000	0
Carl Ludwig	100,000	100,000	0
Richard E. Carter Jr.	100,000	100,000	0
Constance Casebolt & Earl Randy Carver Jtwros	100,000	100,000	0
Constance Casebolt Carver	100,000	100,000	0
Corbin Jeffrey Grell & Tiffany Grell Jtwros	100,000	100,000	0
Courtney E. Agamata	100,000	100,000	0
Damon Smith	100,000	100,000	0
David Funderburk	100,000	100,000	0
David D. Sanchez	100,000	100,000	0
Dean Prohaska	100,000	100,000	0
Dennis Brubaker	100,000	100,000	0
Don Kinghorn	100,000	100,000	0
Dennis Creager & Janice D. Creager	100,000	100,000	0
Edgar P. Van Cleve	100,000	100,000	0
Fluorochem Inc.	100,000	100,000	0
George La France	100,000	100,000	0
Iko Investments LLC	100,000	100,000	0
International Partners Holdings	100,000	100,000	0
James C. Jensen	100,000	100,000	0
James Dorsey	100,000	100,000	0
Jan Michael Abalos	100,000	100,000	0
Janice Creager	100,000	100,000	0

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Jaymeson Davis	100,000	100,000	0
Jeffery R. Homan	100,000	100,000	0
Jennifer Ferreira	100,000	100,000	0
Jesse Acuna	100,000	100,000	0
Jim Rhode	100,000	100,000	0
John & Gurine Gall	100,000	100,000	0
John Binder	100,000	100,000	0
John Franklin Richards	100,000	100,000	0
Joseph Kolanowski	100,000	100,000	0
Joseph Lewis	100,000	100,000	0
Kenneth S. Rotskoff	100,000	100,000	0
Joseph Kolanowski Ttee Theresa A. Kolanowski Living Trust	100,000	100,000	0
Kurt Baum	100,000	100,000	0
Lannelle Canon	100,000	100,000	0
Larry Wilcox	100,000	100,000	0
Larry Zimmerman	100,000	100,000	0
Lauren Frisk	100,000	100,000	0
Matthew Mason	100,000	100,000	0
Medina Financial Services Inc.	100,000	100,000	0
Michael J. Russon	100,000	100,000	0
MMT Corp.	100,000	100,000	0
Natalie Jean Bright	100,000	100,000	0
New Sky Holdings, LLC	100,000	100,000	0
Patrick Frisk	100,000	100,000	0
Penelope Bethel	100,000	100,000	0
Peter Sollenne	100,000	100,000	0
Rachel Sherengo	100,000	100,000	0
Roger Bodemer	100,000	100,000	0
Russell R. Koppes	100,000	100,000	0
Salter Family Trust U/A Dtd	100,000	100,000	0
Scott Russon	100,000	100,000	0
Steven Nemetz	100,000	100,000	0
Steve Lynch	100,000	100,000	0
The Boeckmann Family Revocable Trust Bert Boeckmann, Ttee U/A Dtd 7/31/2006	100,000	100,000	0
The Carolyn Ann Cunningham Living Trust Carolyn Ann Cunningham, Ttee U/A Dtd 4/20/2006	100,000	100,000	0
The Kim A. Russon Trust Kim A. Russon, Ttee U/A Dtd 4/27/2009	100,000	100,000	0
The Michael Nile Russon 2014 Trust Tony N. Russon, Ttee U/A Dtd 7/09/2014	100,000	100,000	0
The Scott Alden Russon 2014 Trust Tony N. Russon, Ttee U/A Dtd 7/09/2014	100,000	100,000	0

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The Venile R. Russon & Myra J. Russon Inter Vivos Trust Agreement U/A Dtd 2/10/1982,	100,000	100,000	0
Thomas F. Gordon	100,000	100,000	0
Tiaraya Soo	100,000	100,000	0
Tom Feller	100,000	100,000	0
Tom Perez	100,000	100,000	0
Van Burkleo Grantor Trust Dorinda Van Burkleo, Ttee U/A Dtd 1-10-1992	100,000	100,000	0
William Edward Morris Revocable Trust William Edward Morris & William Andrew Morris, Trustees	100,000	100,000	0
William P. Elkins	100,000	100,000	0
Hannah Grabowski	2,000,000	2,000,000	0

*Listen LLC – Jeff Phillips., Manager (who has voting rights and dispositive power with regards to the shares held by Listen LLC)

*Kaizen Kami Corp, President, Rosalia Aielo (who has voting rights and dispositive power with regards to the shares held by Kaizen Kami Corp.)

*Tech Central, Inc. – Joseph Lewis, President, (who has voting rights and dispositive power with regards to the shares held by Tech Central, Inc.)

*777 Capital – Roy Wilson Jr., President, (who has voting rights and dispositive power with regards to the shares held by 777 Capital)

*Tala Media Corp., President, Jesse Acuna (who has voting rights and dispositive power with regards to the shares held by Tala Media Corp.)

*BearCreek Resources Corporation, Gabriel Grabowski, President, (who has voting rights and dispositive power with regards to the shares held by BearCreek Resources Corporation)

*Rising Phoenix International – Anthony Wilson, President, (who has voting rights and dispositive power with regards to the shares held by Rising Phoenix International

*Flurochem Inc. Kurt Baum, President, (who has voting rights and dispositive power with regards to the shares held by Flurochem Inc.)

*International Partners Holdings Edward L. Gheiler, (who has voting rights and dispositive power with regards to the shares held by International Partners Holdings)

*MMT Corp. Joe Lewis, President, (who has voting rights and dispositive power with regards to the shares held by MMT Corp.)

*Medina Financial Services Inc., Hector Medina, President (who has voting rights and dispositive power with regards to the shares held by Medina Financial Services Inc)

*New Sky Holdings, LLC – Brad Walker, Manager, (who has voting rights and dispositive power with regards to the shares held by New Sky Holdings, LLC)

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.50 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCQB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB when this Registration Statement is declared effective by the SEC. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $.50 until a market develops for the stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be affected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,488.

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DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 75,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently we have 73,200,000 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

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No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the OTCQB, including:

•	We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;
•	We must remain current in our filings;
•	We must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading;
•	We can provide no assurance that our shares will be quoted on the OTCQB or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

This offering does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used.

No Escrow of Proceeds

There will be no escrow of any of the proceeds of this offering since the Company has already received all proceeds from its Private Placement. Accordingly, we already have use of all funds we have raised. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Accell Audit & Compliance, PA, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mont E Tanner, Esq., has rendered an opinion as to the validity of shares being registered and the corporate documents of the Company.

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DESCRIPTION OF BUSINESS

Overview

The Company was incorporated in the State of Montana on August 7, 2018, and has been capitalized by the Assets contributed by shareholders through a Private Offering as well as the revenues from operations.

We are a full-service multi-media Company with a multi operational approach focusing on;

1) Business Ready Opportunities through our ready to sell Business modules.

2) Website and mobile app technology integration design and development.

3) SEO (Search Engine Optimization) and Social Media Integration.

4) Online video and photography content development and distribution

In addition, the company owns the licensing rights to the Pro Sun Lighting system for both residential and commercial use which we market to distributors.

WEBSITE AND MOBILE APP TECHNOLOGY INTEGRATION DESIGN AND DEVELOPMENT.

Websites are a unique mix of textual content, photos, sometimes video and often times apps, (which are designed as plug-ins to websites or for mobile devices); all aiding in the conveyance of a website’s message whether business related or personal. We offer products and solutions to help our customers stand out in the ever-changing internet environment.

Video and photography are an integral part of all online experiences, in our opinion, possibly one of the best marketing tools for businesses online. Clients need us to aid in placing or installing video and photography content on their existing websites or mobile device applications. We combine the integration of website and application development with video production and photography to provide a better visual experience for the end user of online web and mobile devices.

With Smartphone’s becoming one of the main sources of internet traffic; in addition to our video and photo content we are currently assisting clients in implementation of website and app technologies that will update their existing websites to a more responsive mobile platform enabling client’s websites to be optimized for Smartphone’s and app devices. We assist clients installing third party apps that improve their website or mobile device experience.

 Each of our content services, whether video, photos, apps, or a combination, can function independently, as its own business unit, or also function as support material for adjacent services. For example, a client may hire us to create content as well as to implement the content on their website.

 Our Content services include:

•	video shoots
•	photography
•	photo shoots
•	video and photography editing
•	website and/or mobile device app integration of video or photography content
•	voiceover
•	Ad copywriting.

Recently Facebook stated [http://media.fb.com/2015/01/07/what-the-shift-to-video-means-for-creators/ ] “We’re increasingly seeing a shift towards visual content on Facebook, especially with video. In just one year, the number of video posts per person has increased 75% globally and 94% in the US. And with people creating, posting, and interacting with more videos on Facebook, the composition of News Feed is changing. Globally, the amount of video from people and brands in News Feed has increased 3.6x year-over-year.”

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Video And Photography Content Development

We believe information can be communicated much more effectively and powerfully with photography and video than with plain text. Producing high quality video requires a skill set that is different than those required to produce text. Quality video and images are thus becoming more in demand by businesses.

Through the combination of original content and experience we offer what we consider to be sophisticated content services at competitive rates.

We also assist in script writing for content videos at an additional fee.

For unique situations we use 4k footage shot with a drone. Video and/or photos shot from a drone add a perspective that in the past could only be attained through the use of a helicopter, which was very expensive.

Acquisition of Footage

The company believes it can profit from the buying and selling of existing footage. We often acquire stock footage from outside sources for use in client’s websites and social media campaigns.

SEO

SEO stands for “search engine optimization.” In simple terms, it means the process of improving your site to increase its visibility when people search for products or services related to your business in Google, Bing, and other search engines. The better visibility your pages have in search results, the more likely you are to garner attention and attract prospective and existing customers to your business.

Search engines such as Google and Bing use bots to crawl pages on the web, going from site to site, collecting information about those pages and putting them in an index. Think of the index like a giant library where a librarian can pull up a book (or a web page) to help you find exactly what you’re looking for at the time.

Next, algorithms analyze pages in the index, taking into account hundreds of ranking factors or signals, to determine the order pages should appear in the search results for a given query. In our library analogy, the librarian has read every single book in the library and can tell you exactly which one will have the answers to your questions.

Our SEO success factors can be considered proxies for aspects of the user experience. It’s how search bots estimate exactly how a website or web page can give the searcher what they’re searching for.

Unlike paid search ads, you can’t pay search engines to get higher organic search rankings, which means SEO experts have to put in the work. That’s where we come in.

The search algorithms are designed to surface relevant, authoritative pages and provide users with an efficient search experience. Optimizing your site and content with these factors in mind can help your pages rank higher in the search results.

SEO is a fundamental part of digital marketing because people conduct trillions of searches every year, often with commercial intent to find information about products and services. Search is often the primary source of digital traffic for brands and complements other marketing channels. Greater visibility and ranking higher in search results than your competition can have a material impact on your bottom line.

However, the search results have been evolving over the past few years to give users more direct answers and information that is more likely to keep users on the results page instead of driving them to other websites.

In sum, SEO is the foundation of a holistic marketing ecosystem. When you understand what your website users want, you can then implement that knowledge across your campaigns (paid and organic), across your website, across your social media properties, and more.

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SOCIAL MEDIA

Social media has evolved from a space for personal interaction into a vibrant marketing channel for businesses of all sizes. Today, social media is a must-have for any small business – regardless of what industry you’re in. Whether a company has a strong social presence or is looking to step up its game, the benefits of social media marketing is a key component of business in today’s world.

  Build brand awareness.
  Provide stand-out customer service.
  Acquire leads in a low-cost way.
  Learn more about your customers.
  Increase website traffic and search ranking.

Social Media Campaigns:

There are a number of platforms businesses use for social media campaigns. Below are a few social media platforms:

  Facebook\Meta
  Instagram
  Twitter\X
  YouTube
  Vimeo
  Vero
  TikTok

MARKETING

To date the company’s revenues have come from the creation of websites and content and content implementation for websites. The company plans to continue marketing to potential and existing clients via its website. To date the company has not entered into any agreements for funding our marketing endeavors.

According to the Small Business Administration there are 33.2 million small businesses in the U.S., composing 99.9 percent of all American businesses. Our focus is to help small businesses succeed online. Small business owners, including sole proprietors, have limited support staff and must devote most of their time to running the daily operations of their businesses. They often have limited knowledge of how to build a web presence and limited time to acquire the skills to do so. At the same time, there is growing acceptance among these small business owners that an effective Internet presence is critical to their marketing efforts and there is evidence that these businesses are shifting their marketing budgets from traditional media to online channels.

Our marketing activities are principally focused on acquiring new clients and promoting products and services to our existing customers. To date much of our marketing has been towards existing customers, word of mouth referrals and online searches.

While we plan on expanding the marketing of our services in as cost-efficient manner as possible through web implemented advertising, some of our advertising campaigns will have associated costs. We anticipate a yearly cost of marketing to range on the low end of $10,000 to a high end of $50,000 per year.

We plan on expanding our marketing through the following means;

1) By engaging in SEO implementation:

SEO or Search engine optimization enables our products to be readily visible through web searches on sites such as google, yahoo, chrome or Safari to name a few.

2) Through Social media:

By using social media sites such as Twitter\X, Facebook, YouTube, Vimeo, Instagram, Snapchat, TikTok and others to advertise our services.

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COMPETITION

We provide solutions that enable individuals, businesses and organizations to establish an online presence, connect with customers and manage their ventures. The market for providing these solutions is highly fragmented with some vendors providing part of the solution, and others providing a total solution. These solutions are rapidly evolving, creating opportunity for new competitors to enter the market with newly developed product solutions or by addressing specific segments of the market.

Competition within media providers include:

•	Traditional media solutions such as Television Ads
•	Website creation and management solutions and providers such as Wix and WordPress
•	Alternative web content providers such as Pond5, iStockphoto, and Google images

Competition within web content and app development include sites such as:

•	WebSitePros
•	Iwebdev
•	Godaddy
•	Website.com
•	Various Local Web Developers

We expect ever increasing competition from competitors in the content and presence markets, as well as potential increased competition from companies like Amazon, Google and Microsoft, all of which are providers of internet services which also sell visual content.

We believe the principal competitive factors to include: product capabilities that meet customer requirements, a secure, reliable and integrated technology platform, cost-effective customer acquisition, brand awareness and reputation, customer service and support and overall customer satisfaction. We believe that we compete favorably with respect to each of these factors. For additional information, see “Risk Factors.”

INDUSTRY OVERVIEW

Technology and the internet are transforming commerce. Consumers now expect to be able to transact anywhere, anytime on any device and the experience needs to be simple, seamless and secure. Consumers quickly become accustomed to the standards set by the largest and most innovative merchants and expect a comparable experience with all merchants, even those that have only been in business for one day. Without the latest technology, it is difficult for merchants to meet the rising demands of consumers. The multi-media industry offering web site designs, SEO, Social Media and web content is constantly expanding.

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About 1.79 billion different people bought something online last year.

The number of people shopping online is steadily increasing year by year. In 2021, over 1.79 billion people made at least one purchase over the internet. (Source: Statista.com)

 88% of all online shoppers perform online research before buying a product.

Just because people are hasty doesn’t mean they don’t do their due diligence. About 88% of consumers research online before purchasing a product to ensure they’re getting a good deal on an item. (Source: Pymnts.com)

 Amazon has a $1.32 trillion market cap as of 2023.

Amazon is the giga-corporation that dwarfs all other mega-corporations, with an estimated market cap of 1.32 trillion dollars to date in 2023. In comparison, Apple’s market cap at the end of the 2015 fiscal year was a mere 318 billion dollars (Source: Pymnts.com)

70% of small-to-mid-sized businesses (SMBs) are investing more in their digital presence.

If you want to know how a local economy is doing and the future trends of businesses, you should always look at the small guys. Small businesses are usually the quickest to adapt to new things. Looking at them now shows that about 70% of SMBs are investing more in their digital presence, actively showing that the future of business is on the digital landscape. (Source: Pymnts.com)

36% of all small or personal businesses are making their sales on the internet.

Small businesses pop up and go away in record time, but those who stay have a chance at becoming the next big thing. It’s important to note that most people these days aren’t opening up shops, they’re starting their online stores. About 36% of all personal businesses are making sales over the internet. (Source: Dataforgood.fb.com)

Global eCommerce retail sales are expected to reach $5 trillion by 2022.

eCommerce is pretty big, and it’s only getting bigger as time goes by. The global eCommerce market was valued at 14.30 trillion USD in 2021. (Source: Statista.com) Ecommerce is expected to grow by 8.9% in 2023. (https://www.insiderintelligence.com/content/global-retail-ecommerce-forecast-2023)

Hybrids of eCommerce and social media are on the rise.

As the internet grows, the line between existing platforms, media, and technologies becomes more blurred. Social media platforms such as Facebook are slowly adding eCommerce elements to their websites, allowing customers to purchase things without ever leaving the social media platform.

(Source: Revenueriver.com)

 According to Statista, current market data states that 25 percent of global internet users consume online video every day, with 24 percent of U.S. internet users doing so. Google Sites, which include YouTube, are ranked at the top of U.S. online video properties, currently attracting approximately 368 million users per day (https://thesocialshepherd.com/blog/youtube-statistics). Other popular U.S. video sites are Yahoo! Sites, VEVO and NDN, which stand out due to user engagement or number of streams. With the increasing usage of mobile device such as smartphone and tables, the current worldwide mobile video traffic is also estimated to amount to 1.46 million TB (terabytes) per month. The number of mobile phone video viewers in the United States is projected to reach 307 million in 2023. [http://www.statista.com/topics/1137/online-video/]

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BUSINESS MODULES

We offer income producing vending modules and supplies. We are the sole manufacturers and distributors of the "Candy That Cares" line of vending supplies.

These days, so many people are looking for a side gig, extra income, part time work etc. This business gives everyone the ability to be a vending route operator and make money with the ability to make their own hours and be their own boss.

A module typically consists of the following:

  2 Domains: Vendn.com. and CandythatCares.org
  Unique Website
  Custom Logo (original PNG & JPG files will be emailed to you)
  Business email address
  Business 800 telephone number
  Source of vending boxes (made in and shipped from China)
  Source of acrylic displays (made in and shipped from California)
  Search Engine Optimization eBooks with instructions
  Social Media Marketing eBooks with instructions
  List of free ad sites we have been using to effectively get free traffic for free
  One month telephone support
  6 months of email support after sale

Marketing

We market our business modules via our websites. We also use SEO, and social media to reach customers.

PRO SUN LIGHTS

We acquired the non-exclusive licensing rights for the Pro Sun LED Lighting System.

The Pro-Sun Horticultural Grow Lamp is an efficient commercial LED lighting solutions available to legal marijuana growers in North America. The Pro-Sun lighting system offers a passively cooled LED lighting solution to Marijuana growers worldwide. The Pro-Sun Passive cooling system can help reduce the power use for growers compared to traditional HPS and Metal Halide bulbs and more recently conventional fan cooled LED Grow light systems.

The Pro-Sun LED has a series of diffusion lenses which simulate natural daylight and enhance the grow cycle, which we believe helps to reduce the grow time for the plants.

In the United States, cultivation licenses have become one of the most sought after and competitive applications as growers want to take advantage of this growth opportunity. Some cannabis cultivation operations are capable of yielding more than 50,000 pounds of flower. Currently Colorado, one of the leaders in the "green rush" has over 1,400 licensed cultivators.

In Mendocino County California, over 850 applications for cultivation licenses were received by March of 2018. Indoor growing of cannabis has become the most popular and sustainable method. As fierce competition grows, LED lights have become more popular among growers as a way of reducing cost. This is not just only for cannabis, but the entire horticulture industry.

Marketing

Currently we have only focused only on marketing the licensing rights to distributors for the Pro Sun Light system through social media. We have not sold any of the lighting systems.

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Regulation

Our business is subject to regulation by federal and state laws in the United States and the laws of other jurisdictions in which we do business.

Advertising and promotional information presented on our websites and in our products, and our other marketing and promotional activities, are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. U.S. federal, state, and foreign legislatures have also adopted laws and regulations regulating numerous other aspects of our business. Regulations relating to the Internet, including laws governing online content, user privacy, taxation, liability for third-party activities and jurisdiction, are particularly relevant to our business. Such laws and regulations are discussed below.

Communications Decency Act. The CDA regulates content of material on the Internet and provides immunity to Internet service providers and providers of interactive computer services for certain claims based on content posted by third parties. The CDA and the case law interpreting it generally provide that domain name registrars and website hosting providers cannot be liable for defamatory or obscene content posted by customers on their servers unless they participate in creating or developing the content.

Digital Millennium Copyright Act. The DMCA provides a safe harbor from liability for third-party copyright infringement. To qualify for the safe harbor, however, registrars and website hosting providers must satisfy numerous requirements, including adoption of a user policy that provides for termination of service access of users who are repeat infringers, informing users of this policy, and implementing the policy in a reasonable manner. In addition, registrars and website hosting providers must expeditiously remove or disable access to content upon receiving a proper notice from a copyright owner alleging infringement of its protected works. A registrar or website hosting provider that fails to comply with these safe harbor requirements may be found liable for copyright infringement.

Lanham Act. The Lanham Act governs trademarks and false advertising. Case law interpreting the Lanham Act has limited liability for many online service providers such as search engines and domain name registrars. Nevertheless, there is no statutory safe harbor for trademark violations comparable to the provisions of the DMCA and we may be subject to a variety of trademark claims in the future.

Privacy and Data Protection. In the areas of personal privacy and data protection, the U.S. federal and various state and foreign governments have adopted or proposed limitations on, and requirements associated with, the collection, distribution, use, storage, and security of personal information of individuals.

Intellectual Property & Proprietary Rights

We regard substantial elements of our businesses and website as proprietary and we shall attempt to protect them by relying on copyright, trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. To date we have no copyrights or trademarks that have been applied for.

Employees

We are a new, developing company and currently have only one part-time employee, Varton Berian our CEO and Varton Berian, Secretary Treasurer, who has been paid in restricted shares of Company stock and a salary of $38,400 in 2021 and $41,400 in 2022 of which $69,150 has accrued at the year ended 2022. We may engage independent contractors in the future.

Reports

As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

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Bankruptcy or Receivership or Similar Proceedings

None

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis", "Business Description" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our director(s) and executive officer(s), their age(s), term served and all of our officer(s) and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Varton Berian	60	Since August 7, 2018	CEO, Secretary, Treasurer and Director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Varton Berian has served as the Company's CEO and Director since August 7, 2018. A graduate of San Diego State University, Mr. Berian has been involved in marketing for the last twenty years. He was the CEO and Director of Blue Sky Media, a multi-media company, from 2014 to 2015. He is the founder of Advant Edge International Inc., a medical billing training company as well as having served as CEO and founder of MMAZ Cosmetics Distributors, Easy Trip Finder and Candy that Cares. Within those companies Mr. Berian has worked with many forms of media, inclusive of Web site design, video filming and editing, and the dissemination of information through various social media. Mr. Berian through his ventures has specialized in marketing to both consumers and businesses, both nationally as well as internationally. We believe his marketing skill sets will bring a distinct advantage to the Company's ability to move forward.

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Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of the Company has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

 Summary Compensation Table

We are a new, developing company and currently have only one part-time employee, Varton Berian our CEO and Varton Berian, Secretary Treasurer, who has been paid in restricted shares of Company stock and a salary of $38,400 in 2021 and $41,400 in 2022 and $37,800 for the nine months ended September 30, 2023. $81,750 has accrued at the nine months ended 2023. We may engage independent contractors in the future.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards [1]	All other Compensation	Total
Varton Berian	9 Months 2023	$37,800	$—	$—	$—	$37,800
Varton Berian	2022	$41,400	$—	$—	$—	$41,400
Varton Berian	2021	$38,400	$—	$—	$—	$38,400

(1) In 2018 Varton Berian as founder of the Company was granted shares totaling 45,000,000 valued at $.001 per share.

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Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through the nine months ended September 30, 2023.

Compensation of Officers and Directors

Varton Berian, our CEO and Secretary Treasurer, has been paid in restricted shares of Company stock and a salary of $38,400 in 2021 and $41,400 in 2022 and $37,800 for the nine months ended September 30, 2023. $81,750 has accrued at the nine months ended 2023. We may engage independent contractors in the future.

Indemnification of Directors and Officers

Except as permitted by the Montana Revised Statutes, the Company's Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer, or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

On August 7, 2018, we entered into any employment agreement with Varton Berian to serve as CEO, CFO, Secretary and Director. The agreement was for the issuance of 45,000,000 shares of the Company's restricted common stock as founder’s shares in lieu of a cash payment. On October 1, 2022, the agreement was amended to pay $4,200 a month in salary ($50,400 annually).

Conflict of Interest - Management's Fiduciary Duties

Our directors and officer or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. As of the nine months ended September 30, 2023, there were no conflicts of interest.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of September 30, 2023, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Number of Shares	Percentage	Number of Shares	Total Percentage
Varton Berian (1)	45,000,000	62	45,000,000	62

(1)Varton Berian is the President and Director of the Company.

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Transfer Agent

Transfer agents record changes of ownership, maintain the issuer's security holder records, cancel and issue certificates, and distribute dividends. Because transfer agents stand between issuing companies and security holders, efficient transfer agent operations are critical to the successful completion of secondary trades. Section 17A(c) of the 1934 Act requires that transfer agents be registered with the SEC, or if the transfer agent is a bank, with a bank regulatory agency.

We have not yet engaged a Transfer Agent. However, our intent is to engage V Stock Transfer to act as our stock registrar and transfer agent. Its address and telephone number is 8 Lafayette Pl, Woodmere, NY 11598, (212)828-8436. Until engaging V Stock Transfer, we have and will continue to act as our own transfer agent and registrar which could place shareholders at risk for accurate record changes of ownership, maintaining the issuer's security holder records, cancellation, and the issuance of certificates.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions since January 1, 2018 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Since inception, the following transactions were entered:

On August 7, 2018, the Company issued 45,000,000 shares of common stock to Varton Berian at par value of $.001 valued at $45,000 for startup costs. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares.

It is contemplated that we may enter into certain transactions with our directors, Varton Berian, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. We presently have no permanent office facilities but for the time being we will use as our business address the offices of Mr. Berian, the operating manager, on a rent-free basis, until such time as our business operations may require more extensive facilities and we believe it an appropriate time to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

On August 21, 2018 the Company authorized the issuance of 45,000,000 founder shares at par value to its President. Varton Berian.

On September 15, 2018 the Company issued 2,500,000 shares at $.01 per share ($25,000) to Listen LLC for services.

On October 10, 2019, the Company issued 1,500,000 shares at $.01 per share ($15,000) to Kaizen Kami Corp. for services.

On January 17, 2021, the Company issued 1,500,000 shares at $.01 per share ($15,000) to Rising Phoenix International for services.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions permitted under General Corporation Laws of Montana relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Montana. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We are subject to the State of General Corporation Laws of Montana. In general, the statute prohibits a publicly held Montana corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Montana law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees, and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee, or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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REPORTS TO SECURITY HOLDERS

Certiplex Corporation is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTCQB file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

We Have Less Than 300 Stockholders Of Record; Or

We Have Less Than 500, But More Than 300, Stockholders Of Record, And Our Total Assets Did Not Exceed $10 Million On The Last Day Of Each Of Our Three Most Recent Fiscal YEARS.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTCQB, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders, annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

 We are a full-service multi-media Company with a multi-operational approach focusing on Business Ready Opportunities through our ready to sell Business modules, Website and mobile app technology integration design and development, SEO (Search Engine Optimization) and Social Media Integration, and online video and photography content development and distribution. In addition, the company owns the licensing rights to the Pro Sun Lighting system for residential and commercial use, which we market to distributors. Websites are a unique mix of textual content, photos, sometimes video, and often apps, which are designed as plug-ins to websites or for mobile devices, aiding in the conveyance of a website's message, whether it be business related or personal. We offer products and solutions to help our customers stand out in the ever-changing internet environment. We have been capitalized through cash flows from operations and the proceeds from a Private Placement offering.

As of year-end, December 31, 2022, we had gross revenues of $171,167. $111,167, of which was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $60,000 derived from the sale of licensing rights to the Pro Sun Lighting System. As of the year-end, December 31, 2022, we had total expenses of $170,077 and a net loss of $21,043. For the year ended December 31, 2021, we had gross revenues of $137,687. $87,687 was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $50,000 was derived from licensing rights to the Pro Sun Lighting System. As of the year-end, December 31, 2021, we had total expenses of $201,406 and a net loss of $79,557.

As of the nine months ended September 30, 2023, we had gross revenues of $85,715. $55,715, of which was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $30,000 derived from the sale of licensing rights to the Pro Sun Lighting System. As of the nine months ended September 30, 2023, we had total expenses of $102,389 and a net loss of $19,403. For the nine months ended September 30, 2022, we had gross revenues of $140,448. $80,448 was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $60,000 was derived from licensing rights to the Pro Sun Lighting System. As of the nine months ended September 30, 2022, we had total expenses of $103,519 and a net income of $29,122.

Our plans are to continue to market our services for the integration of video with website design, SEO services, Business module sales, and the sale of licensing rights to the Pro Sun Lighting system. We may also seek equity financing in the future. At this time, we have no arrangements for any funding source. In addition, we are seeking potential acquisitions that fit within our business model. At this time, we have not entered into any agreements with any entities.

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Significant Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the Company's financial statements, which have been prepared by accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and various other factors that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue consists substantially of fees earned from our services for the integration of video with website design, SEO services, Business module sales, and the sale of licensing rights to the Pro Sun Lighting system. We recognize revenue from a sale of services or licensing arrangement when all of the following conditions are met: non-refundable payment for licensing rights per a contract or; persuasive evidence of a sale or licensing arrangement with a customer exists; the licensing rights, in accordance with the terms of the agreement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun, and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured. We recognize revenue from website sales, the integration of video with website design, SEO services, Business module sales, and the sale of licensing rights to the Pro sun Lighting system when the following criteria are met: persuasive evidence of an arrangement exists, a non-refundable contract, the delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured upon invoicing for work.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Results of Operations

For the Year ended December 31, 2022, and the Year ended December 31, 2021.

As of year-end, December 31, 2022, we had gross revenues of $171,167. $111,167, of which was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $60,000 derived from the sale of licensing rights to the Pro Sun Lighting System. As of year-end December 31, 2022, we had total expenses of $192,210 consisting of cost of goods sold of $18,043, advertising and marketing of $85,079, depreciation and amortization expense of $3,290, professional fees of $10,960, consulting fees of $42,378, interest expense of $1,864, loss on sale of asset $2,226, and general and administrative expense of $28,370 resulting in a net loss of $21,043.

As of year-end December 31, 2021, we had gross revenues of $137,687, which were derived primarily from commercial video work and digital video and photo integration into website design, and $50,000 from the sale of licensing rights and total expenses of $217,244 consisting of advertising and marketing of $94,634, depreciation and amortization expense of $5,715, professional fees of $33,825, consulting fees of $48,400, interest expense of $1,864, cost of goods sold of $13,974, and general and administrative expense of $18,832 resulting in a net loss of $79,557.

For the Nine Months Ended September 30, 2023, and the Nine Months Ended September 30, 2022.

 For the nine months ended September 30, 2023, we had gross revenues of $85,715. $55,715, of which was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $30,000 derived from the sale of licensing rights to the Pro Sun Lighting System. For the nine months ended September 30, 2023, we had total expenses of $105,118, consisting of cost of goods sold of $1,331, advertising and marketing of $25,900, depreciation and amortization expense of $290, professional fees of $10,925, consulting fees of $37,800, interest expense of $1,398, and general and administrative expense of $27,474 resulting in a net loss of $19,403.

For the nine months ended September 30, 2022, we had gross revenues of $140,448. $80,448, of which was derived primarily from multi-media work (website design and SEO) and the sale of business modules, and $60,000 derived from the sale of licensing rights to the Pro Sun Lighting System. For the nine months ended September 30, 2022, we had total expenses of $111,327, consisting of cost of goods sold of $6,410, advertising and marketing of $54,388, depreciation and amortization expense of $2,468, professional fees of $960, consulting fees of $29,779, interest expense of $1,398, and general and administrative expense of $15,924 resulting in a net income of $29,122.

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Liquidity and Capital Resources

For Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

The change in shareholders' equity at the year ended December 31, 2022, was primarily attributable to operating losses incurred in the period. During the year ended December 31, 2022, we used $12,047 cash in operating activities compared to $32,753 used in cash from operating activities during the year ended December 31, 2021.

For the year ended December 31, 2022, we had $(54,586) in investing activities compared to $0 in investing activities during the year ended December 31, 2021.

During the year ended December 31, 2021, we had $(243) in financing activity, compared to December 31, 2021, where we had $95,000 in financing activities from the sale of common stock.

For Nine Months Ended September 30, 2023, Compared to Nine Months Ended September 30, 2022

The change in shareholders' equity at the year nine months ended September 30, 2023, was primarily attributable to operating losses incurred in the period. During the nine months ended September 30, 2023, we used $3,827 cash in operating activities compared to $23,008 used in cash from operating activities during the nine months ended September 30, 2022.

For the nine months ended September 30, 2023, we had $(7,200) in investing activities compared to $(25,000) in investing activities during the nine months ended September 30, 2022.

During the nine months ended September 30, 2023, we had $(549) in financing activity, compared to the nine months ended September 30, 2022, where we had $0 in financing activities.

The Company believes it may have sufficient cash resources available to fund its primary operation for the next three (3) months should it not receive any additional revenue and needs more funding to fully implement its business plan. The Company has no agreements in place with its shareholders, officer, and director or with any third parties to fund operations. The Company has not negotiated nor has available to it any other third-party sources of liquidity.

The Company has no current, off-balance sheet arrangements and does not anticipate entering into any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition.

Plan of Operation

We plan to continue to market sale of website design, multi-media services, focusing on the integration of video with website design, SEO services, business modules and the licensing rights to the Pro sun Lighting system. We may also seek equity financing in the future. Currently, we have no arrangements for any funding source. In addition, we are seeking potential acquisitions that fit within our business model. Currently, we have not entered into any agreements with any entities.

Marketing and Sales efforts:

Our marketing efforts will primarily be related to marketing website design, multimedia services, SEO services, business modules and the sale of licensing rights to the Pro sun Lighting system.

We plan on optimizing Search Engine Optimization ("SEO") work and internet marketing and subsequently believe sales will be initially supported through our website. We also plan on engaging a call center to develop an interest in our products within the next fiscal year. Successful implementation of our business strategy depends on factors specific to the further development of our products, regulations regarding equities trading, additional financing through equity or debt sources, and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, financial condition, and results of operations and cash flow:

•	The ability to anticipate changes in consumer preferences and to meet customers' needs for trading products in a timely cost-effective manner; and;

•	The ability to establish, maintain and eventually grow market share in a competitive environment.

Income Taxes

We had taxes payable of $0 at the year ended December 31, 2022, as compared to taxes payable of $0 at the year ended December 31, 2021.  "See Note 7 to the financial statements for additional information".

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Financial Statements

Certiplex Corporation

Table Of Contents

December 31, 2022

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Certiplex Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Certiplex Corp. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and has minimal revenues. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

Tampa, Florida

August 4, 2023

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • 813.367.3527, Ext 3527

33

CERTIPLEX CORPORATION

BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$18,131	$85,007
Accounts Receivable	2,745	—
Loan Receivable	35,586	—
Total Current Assets	56,462	85,007

Fixed Assets
Vehicles, net	—	11,516
Total Fixed Assets	—	11,516
Other Assets
Licensing Rights, net	94,575	94,575
Distribution Rights	25,000	—
Total Other Assets	119,575	94,575
Total Assets	$176,037	$191,098

Liabilities and Stockholders' Equity
Current Liabilities
Accrued Compensation	$69,150	$78,150
Accounts Payable and Accrued Liabilities	21,366	6,294
Note Payable, Current Portion	938	153
Total Current Liabilities	91,454	84,444
Note Payable, less current portion	49,519	50,547
Total Liabilities	140,973	134,991

Commitments and Contingencies (Note 3)

Stockholders' Equity
Common Stock $0.001 par value 75,000,000 shares authorized 73,200,000 issued and outstanding as of December 31, 2022, and 2021, respectively	73,200	73,200
Additional Paid in Capital	253,800	253,800
Accumulated Deficit	(291,936)	(270,893)
Total Stockholders’ Equity	35,064	56,107
Total Liabilities and Stockholders’ Equity	$176,037	$191,098

See accompanying Notes to Financial Statements

34

CERTIPLEX CORPORATION

SATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Year ended December 31, 2022	Year Ended December 31, 2021
Revenue
Sales	$111,167	$87,687
Licensing Rights	60,000	50,000
Total Revenue	171,167	137,687

Cost of Goods Sold	18,043	13,974

Gross Profit	153,124	123,713
Operating Expenses
Professional Fees	10,960	33,825
Advertising and Marketing	85,079	94,634
Depreciation and Amortization	3,290	5,715
Consulting	42,378	48,400
General and Administrative	28,370	18,832
Total Operating Expense	170,077	201,406

Operating Loss	(16,953)	(77,693)

Other Expense
Loss on Sale of Asset	(2,226)	—
Interest Expense	(1,864)	(1,864)
Loss before Income Tax	(21,043)	(79,557)
Provision for Income Tax	—	—
Net Loss	$(21,043)	$(79,557)

Basic and Diluted earnings per shares on net loss	$(0.00)	$(0.00)

Basic and diluted weighted average shares used in the calculation of net loss per common share	73,200,000	73,200,000

See accompanying Notes to Financial Statements

35

Certiplex Corporation

Statements Of Changes In Stockholder’s Equity

For the Years Ended December 31, 2022 and 2021

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance December 31, 2020	57,500,000	$57,500	$67,500	$(191,336)	$(66,336)

Common Stock for Cash	9,500,000	9,500	85,500	—	95,000
Common Stock for Services	1,500,000	1,500	13,500	—	15,000
Common Stock for Licensing Rights	9,700,000	9,700	87,300	—	97,000
Common Stock Cancelled	(5,000,000)	(5,000)	—	—	(5,000)
Net Loss	—	—	—	(79,557)	(79,557)
Balance December 31, 2021	73,200,000	73,200	253,800	(270,893)	56,107
Net Loss	—	—	—	(21,043)	(21,043)
Balance December 31, 2022	73,200,000	$73,200	$253,800	$(291,936)	$35,064

See accompanying Notes to Financial Statements

36

CERTIPLEX CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	December 31, 2022	December 31, 2021
Operating Activities
Net Loss	$(21,043)	$(79,557)
Adjustments to Reconcile Net Loss To Net Cash From Operating Activities:
Depreciation and Amortization	3,290	5,715
Loss on Sale of Vehicle	2,226	—
Stock Issued For Services	—	10,000
Changes in Operating Assets and Liabilities
Accounts Receivable	(2,745)	—
Accrued Compensation	(9,000)	28,200
Accounts Payable and Accrued Liabilities	15,225	2,889
Net Cash from Operating Activities	(12,047)	(32,753)

Investing activities
Proceeds From Sale of Fixed Asset	6,000	—
Additions to Loan Receivable	(35,586)	—
Distribution Rights	(25,000)	—
Net Cash from Investing Activities	(54,586)	—

Financing Activities
Payments on SBA Loan	(243)	—
Common Stock for Cash	—	95,000
Net Cash from Financing Activities	(243)	95,000

Change in Cash	(66,876)	62,247

Cash at Beginning of Period	85,007	22,760

Cash at End of Period	$18,131	$85,007

Supplemental Cash Flow Information
Cash Paid for Interest	$—	$—
Cash Paid for Taxes	$—	$—
Non Cash Investing and Financing Information
Stock issued for Licensing Rights	$—	$97,000

See accompanying Notes to Financial Statements

37

 Certiplex Corporation

Notes To The Financial Statements

December 31, 2022, and 2021

 Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Certiplex Corporation (“Certiplex”or the “Company”) was incorporated under the laws of the State of Montana, on August 7, 2018. Certiplex is a full-service multi-media Company with an operational approach focusing on:

1) Business Ready Opportunities through its ready to sell Business modules.

2) Website and mobile app technology integration design and development.

3) SEO (Search Engine Optimization) and Social Media Integration.

3) Online video and photography content development and distribution.

On June 10, 2021, Certiplex acquired the licensing right to the Pro Sun Lighting system for both residential and commercial use. The Company’s intent is to market the lighting system through its online and social media sources.

Basis Of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of December 31, 2022 and 2021.

Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

Cash And Cash Equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2022, and 2021.

Fixed Assets

The Company values its investment in property, equipment, and vehicles at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method, over the estimated useful lives of the assets, which is five years for vehicles. For the years ended December 31, 2022, and 2021, the Company had depreciation of $3,290. The vehicle was sold on December 27, 2022, for $6,000 resulting in a loss of $2,226.

38

Licensing Rights

Under Accounting Standards Codification (“ASC”) 350-50-1, costs incurred in the acquisition of an intangible asset are capitalized by the Company. The intangible assets are related to the acquisition of the licensing rights for the Pro Sun Lighting System, which is being amortized to expense over the licensing rights estimated useful life or period of benefit which is estimated to be 10 years using straight-line method; annual amortization will be approximately $9,700 per year. On September 7, 2021 the agreement was amended and the term of the agreement was changed from 10 years to indefinitely; therefore, at that time, no further amortization was applied.

As of December 31, 2022 and 2021, the Company had licensing rights of $97,000 and accumulated amortization of $2,425. On July 12, 2022, the Company acquired non-exclusive distribution rights from Tradewinds Universal for its Protein Bar for $25,000.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, ("Revenue from contracts with customers," Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount:

i.	Identification of the promised goods in the contract;
ii.	Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;
iii.	Measurement of the transaction price, including the constraint of variable consideration;
iv.	Allocation of the transaction price of the performance obligations; and
v.	Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company's main revenue stream is from product sales and has no performance obligations for which they serve as agent. The performance obligation associated with a typical product sale will be satisfied upon delivery to customers, and the revenue will be recognized at that time. Payments are due on demand. The Company does not offer any warranty on its products; however, customers do receive a manufacturer' s warranty.

The Company also has revenue from licensing agreements. The Company licenses its intellectual property (“IP") to outside parties and determines if the license of IP is a distinct (separate) performance obligation in accordance with Topic 606. If the license is determined not to be distinct, the license is combined with the other goods or services and the combined performance obligation is accounted for using the general revenue recognition model outlined above. If the license is determined to be distinct, the Company analyzes whether the license is functional or symbolic to assess the timing of revenue recognition. The licensing of IP by the Company was determined to be a distinct performance obligation of symbolic IP, which provides a right to access IP. Topic 606 states that revenue from licenses of IP deemed to provide a right to use IP will be recognized at a point in time when control is transferred.

In accordance with Topic 606, the Company analyzes the following determining when to recognize licensing revenue:

.	i.	Whether the transaction represents a sale or licensing of intellectual property (IP),
.	ii.	Whether the IP is a distinct performance obligation,
.	iii.	The nature of the license - functional or symbolic; and
.	iv.	The timing of recognition based on the nature of the license.

39

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and represents services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. The Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. Generally, the Company' s performance obligations are transferred to customers at a point in time, typically upon delivery

Fair Value of Financial Instruments

The carrying amounts of financial assets and liabilities, such as cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these instruments.

Income Taxes

In accordance With ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in Income in the period that includes the enactment date.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company established a valuation allowance based upon the potential likelihood of realizing the deferred tax asset in the future tax consequences. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

The Company has adopted the provisions set forth in ASC Topic 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of Income tax expense in the Company's financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the "more likely than not" criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has no material unrecognized tax assets or liabilities related to uncertain tax positions as of December 31, 2022 and 2021. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company's policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its balance sheets at December 31, 2022 and 2021.

40

Earnings Per Share of Common Stock

The Company computes income (loss) per share in accordance with ASC 260, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company does not have a complex capital structure requiring the computation of diluted earnings per share.

Impairment Of Long-Lived Assets

In accordance with ASC 360-10, the Company reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. There were no impairment losses recorded for the years ended December 31, 2022, and 2021.

Stock Based Compensation

The Company recognizes stock-based compensation in accordance with ASC 718 "Stock Compensation", which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values. For non-employee stock-based compensation, the Company has adopted ASC 718, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting, which requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

 On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. During 2022 and 2021 the Company had no leases.

41

Advertising Expenses

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $85,079 and $94,634 in advertising expenses for the years ended December 31, 2022, and 2021, respectively.

Recently Issued Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements during the years ended December 31, 2022, and 2021 that are of significance or potential significance to the Company.

Note 2 - Going Concern

The Company's financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern and therefore, there is substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2022, and 2021, the Company had an accumulated deficit of $291,936 and $270,893, respectively. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts for amounts and classification of liabilities that might result from this uncertainty.

Note-3 - Commitments and Contingencies

The Company has a consulting agreement with its President, whereby the Company pays a monthly fee of $3,200; on October 1, 2022, the monthly payments were increased to $4,200. As of December 31, 2022, and 2021, the Company owes $69,150 and $78,150, respectively, related to the consulting agreement, which is included within accrued compensation on the balance sheets.

Note 4– Related Party Transactions

On August 21, 2018, 50,000,000 shares of restricted common stock were issued to the Company’s President, at par value, $.001 valued at $50,000. On January 10, 2021, 5,000,000 shares were cancelled valued at $5,000 resulting in a balance of 45,000,000 shares valued at $45,000. On February 19, 2021, a shareholder of the Company, acquired five million (5,000,000) shares of common stock for $50,000. On June 30, 2021, a shareholder of the Company, acquired two million and five hundred thousand (2,500,000) shares of common stock for $25,000.

42

Note 5– Loan Receivable

The Company made a loan to one of its customers in the amount of $34,940 on October 11, 2022, with a 10% interest rate due and payable on October 11, 2023. As of December 31, 2022, the total with interest is $35,586.

Note 6– Notes Payable

The Company entered into an SBA loan during 2020 with a principal amount of $50,700. The note bears interest at a rate of 3.75% per annum. The SBA announced extended deferment periods for all COVID-19 and other disaster loans until 2022. As such, repayment of the Company’s SBA loan will not begin until November 2022.The loan is secured by the assets of the Company.

Loan Maturity:

For the Year	Loan Maturity Amount
2023	$938
2024	974
2025	1,011
2026	1,050
2027	1,090
Thereafter	45,394
Total	$50,457

Note 7- Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has not incurred any income tax liabilities due to accumulated net losses.

The Company's net loss before income taxes totaled $21,043 and $79,557 for the years ended December 31, 2022, and 2021, respectively.

The components of the Company's deferred tax asset and reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of December 31, 2022, and 2021 are as follows:

	2022	2021
Net operating loss carry forward	$291,936	$270,893
Effective tax rate	21%	21%
Deferred tax asset	61,306	56,888
Less valuation allowance	(61,306)	(56,888)
Net deferred tax asset	$—	$—

Due to uncertainties surrounding the Company's ability to generate future U.S. taxable income to realize these assets, a full valuation allowance has been established to offset the net U.S. deferred tax asset. The change in the valuation allowance during the years ended December 31, 2022, and 2021 were $4,418 and $16,707, respectively.

The future utilization of the Company's federal net operating loss and tax credit carry forwards to offset future taxable income, which begin to expire in 2038, may be subject to an annual limitation, pursuant to Internal Revenue Code sections 382 and 383, as a result of ownership changes that may have occurred previously or that could occur in the future. Tax years 2018 forward are subject to examination by major taxing authorities.

Note 8– Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2022, to the date the financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

43

 Financial Statements

Certiplex Corporation

44

CERTIPLEX CORPORATION

BALANCE SHEETS

SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

	September 30, 2023 (Unaudited)	December 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$14,209	$18,131
Accounts Receivable	2,769	2,745
Loan Receivable	19,027	35,586
Total Current Assets	36,005	56,462

Fixed Assets
Vehicles, net	6,910	—
Total Fixed Assets	6,910	—

Other Assets
Licensing Rights, net	94,575	94,575
Distribution Rights	25,000	25,000
Total Other Assets	119,575	119,575
Total Assets	$162,490	$176,037

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable and Accrued Liabilities	$15,170	$21,366
Accrued Compensation	81,750	69,150
Note Payable, Current Portion	938	938
Total Current Liabilities	97,858	91,454
Note Payable, less Current Portion	48,970	49,519
Total Liabilities	146,828	140,973

Commitments and Contingencies (Note 3)

Stockholders’ Equity
Common Stock $0.001 par value 75,000,000 shares authorized 73,200,000 issued and outstanding	73,200	73,200
Additional Paid in Capital	253,800	253,800
Accumulated Deficit	(311,338)	(291,936)
Total Stockholders’ Equity	15,662	35,064
Total Liabilities and Stockholders’ Equity	$162,490	$176,037

See accompanying Notes to the Unaudited Financial Statements

45

CERTIPLEX CORPORATION

STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue
Sales	$26,752	$17,398	$55,715	$80,448
Licensing Rights	—	60,000	30,000	60,000
Total Revenue	26,752	77,398	85,715	140,448

Cost of Goods Sold	113	1,625	1,331	6,410

Gross Profit	26,639	75,773	84,384	134,038
Operating Expenses
Consulting	12,600	9,600	37,800	29,779
Advertising and Marketing	6,377	1,909	25,900	54,388
General and Administrative	8,800	6,116	27,474	15,924
Professional Fees	775	—	10,925	960
Depreciation and Amortization	120	823	290	2,468
Total Operating Expense	28,672	18,448	102,389	103,519

Operating (Loss) Income	(2,033)	57,325	(18,005)	30,519

Other Expense
Interest Expense	(466)	(466)	(1,398)	(1,398)
Loss before Income Tax	(2,499)	56,859	(19,403)	29,122
Provision for Income Tax	—	—	—	—
Net Loss	$(2,499)	$56,859	$(19,403)	$29,122

Basic and Diluted earnings per shares on net loss	$(0.00)	$0.00	$(0.00)	$0.00

Basic and diluted weighted average shares used in the calculation of net loss per common share	73,200,000	73,200,000	73,200,000	73,200,000

See accompanying Notes to the Unaudited Financial Statements

46

CERTIPLEX CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance December 31, 2021	73,200,000	$73,200	$253,800	$(270,893)	$56,107
Net Loss	—	—	—	(47,304)	(47,304)
Balance March 31, 2022	73,200,000	73,200	253,800	(318,197)	8,803
Net Loss				19,566	19,566
Balance June 30, 2022	73,200,000	73,200	253,800	(298,631)	28,369
Net Loss				56,859	56,859
Balance September 30, 2022	73,200,000	$73,200	$253,800	$(241,772)	$85,228

Balance December 31, 2022	73,200,000	$73,200	$253,800	$(291,936)	$35,064
Net Loss	—	—	—	(11,534)	(11,534)
Balance March 31, 2023	73,200,000	73,200	253,800	(303,470)	23,530
Net Loss	—	—	—	(5,369)	(5,369)
Balance June 30, 2023	73,200,000	73,200	253,800	(308,839)	18,161
Net Loss	—	—	—	(2,499)	(2,499)
Balance September 30,2023	73,200,000	$73,200	$253,800	$(311,338)	$15,662

See accompanying Notes to the Unaudited Financial Statements

47

CERTIPLEX CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Operating Activities
Net (Loss) Income	$(19,403)	$29,122
Adjustments to Reconcile Net (Loss) Income To Net Cash From Operating Activities:
Depreciation and Amortization	290	2,468
Changes in Operating Assets and Liabilities
Accounts Receivable	(24)	—
Loan Receivable	16,560	—
Accounts Payable and Accrued Liabilities	(6,196)	418
Accrued Compensation	12,600	(9,000)
Net Cash from Operating Activities	3,827	23,008

Investing activities
Purchase of Fixed Asset	(7,200)	—
Distribution Rights	—	(25,000)
Net Cash from Investing Activities	(7,200)	(25,000)
Financing Activities
Payments on Note Payable	(549)	—
Net Cash from Financing Activities	(549)	—

Change in Cash	(3,922)	(1,992)

Cash at Beginning of Period	18,131	85,007

Cash at End of Period	$14,209	$83,015

Supplemental Cash Flow Information
Cash Paid for Interest	$1,398	$1,398
Cash Paid for Taxes	$—	$—

See accompanying Notes to the Unaudited Financial Statements

48

CERTIPLEX CORPORATION

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

 Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Certiplex Corporation (“Certiplex”or the “Company”) was incorporated under the laws of the State of Montana, on August 7, 2018. Certiplex is a full-service multi-media Company with an operational approach focusing on:

1) Business Ready Opportunities through its ready to sell Business modules.

2) Website and mobile app technology integration design and development.

3) SEO (Search Engine Optimization) and Social Media Integration.

3) Online video and photography content development and distribution.

On September 10, 2021, Certiplex acquired the licensing right to the Pro Sun Lighting system for both residential and commercial use. The Company’s intent is to market the lighting system through its online and social media sources.

Basis Of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of the nine months ending September 30, 2023 and year ended December 31, 2022.

Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

Cash And Cash Equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2023 and December 31, 2022.

Fixed Assets

The Company values its investment in property, equipment, and vehicles at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which is five years for vehicles. A vehicle was purchased on May 18, 2023, for $7,200. Depreciation expense for the nine months ended September 30, 2023 and 2022 was $290 and $2,468, respectively. Depreciation expense for the three months ended September 30, 2023 and 2022 was $120 and $823, respectively.

Licensing Rights And Distribution Rights

Under Accounting Standards Codification (“ASC”) 350-50-1, costs incurred in the acquisition of an intangible asset are capitalized by the Company. The intangible assets are related to the acquisition of the licensing rights for the Pro Sun Lighting System, which is being amortized to expense over the licensing rights estimated useful life or period of benefit which is estimated to be 10 years using the straight-line method; annual amortization will be approximately $9,700 per year. On September 7, 2021 the agreement was amended and the term of the agreement was changed from 10 years to indefinitely; therefore, at that time, no further amortization was applied.

As of September 30, 2023 and December 31, 2022, the Company had licensing rights of $97,000 and accumulated amortization of $2,425. On July 12, 2022, the Company acquired non-exclusive distribution rights from Tradewinds Universal for its Protein Bar for $25,000.

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Accounts Receivable

The Company’s accounts receivable are recorded at amounts billed to sellers, generally for subscription revenue, and are presented net of an estimated allowance for doubtful accounts on the Company’s consolidated balance sheets. The Company’s accounts receivable do not bear interest and do not require collateral or other security to support related receivables. The allowance for doubtful accounts considers forward-looking information to estimate expected credit losses using a number of factors, including age of the receivable, current economic conditions, historical losses, and management’s assessment and judgement of the seller. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Losses are charged against the allowance when management believes the un-collectability of a receivable is confirmed and subsequent recoveries, if any, are credited to the allowance. Account balances are written off after all means of collection are exhausted and the potential for non-recovery is determined to be probable. Adjustments to the allowance for doubtful accounts are recorded as a component of provision for transaction losses in the condensed consolidated statements of operations.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, ("Revenue from contracts with customers," Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount:

i.	Identification of the promised goods in the contract;
ii.	Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;
iii.	Measurement of the transaction price, including the constraint of variable consideration;
iv.	Allocation of the transaction price of the performance obligations; and
v.	Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company's main revenue stream is from product sales and has no performance obligations for which they serve as agent. The performance obligation associated with a typical product sale will be satisfied upon delivery to customers, and the revenue will be recognized at that time. Payments are due on demand. The Company does not offer any warranty on its products; however, customers do receive a manufacturer's warranty.

The Company also has revenue from licensing agreements. The Company licenses its intellectual property (“IP") to outside parties and determines if the license of IP is a distinct (separate) performance obligation in accordance with Topic 606. If the license is determined not to be distinct, the license is combined with the other goods or services and the combined performance obligation is accounted for using the general revenue recognition model outlined above. If the license is determined to be distinct, the Company analyzes whether the license is functional or symbolic to assess the timing of revenue recognition. The licensing of IP by the Company was determined to be a distinct performance obligation of symbolic IP, which provides a right to access IP. Topic 606 states that revenue from licenses of IP deemed to provide a right to use IP will be recognized at a point in time when control is transferred.

In accordance with Topic 606, the Company analyzes the following determining when to recognize licensing revenue:

i.       Whether the transaction represents a sale or licensing of intellectual property (IP),

ii.       Whether the IP is a distinct performance obligation,

iii.       The nature of the license - functional or symbolic; and

iv.       The timing of recognition based on the nature of the license.

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and represents services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. The Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. Generally, the Company' s performance obligations are transferred to customers at a point in time, typically upon delivery

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Fair Value of Financial Instruments

The carrying amounts of financial assets and liabilities, such as cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these instruments.

Income Taxes

In accordance With ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in Income in the period that includes the enactment date.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company established a valuation allowance based upon the potential likelihood of realizing the deferred tax asset in the future tax consequences. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

The Company has adopted the provisions set forth in ASC Topic 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company's financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the "more likely than not" criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has no material unrecognized tax assets or liabilities related to uncertain tax positions as of September 30, 2023 and December 31, 2022. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company' s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its balance sheets as of September 30, 2023 and December 31, 2022.

Earnings Per Share of Common Stock

The Company computes income (loss) per share in accordance with ASC 260, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company does not have a complex capital structure requiring the computation of diluted earnings per share.

Impairment Of Long-Lived Assets

In accordance with ASC 360-10, the Company reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. There were no impairment losses recorded for the nine months ended September 30, 2023, and 2022.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

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On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. As of September 30, 2023 and December 31, 2022, the Company had no leases.

Advertising Expenses

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $25,900 and $54,388 in advertising expenses for the nine months ended September 30, 2023 and 2022, respectively. The Company has $6,377 and $1,909 in advertising expenses for the three months ended September 30, 2023 and 2022, respectively.

Recently Issued Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements as of September 30, 2023 that are of significance or potential significance to the Company.

Note 2 – Going Concern

The Company's financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern and therefore, there is substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2023 and December 31, 2022, the Company had an accumulated deficit of $311,338 and $291,936, respectively. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts for amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Commitments and Contingencies

The Company has a consulting agreement with its President, whereby the Company pays a monthly fee of $3,200; on October 1, 2022, the monthly payments were increased to $4,200. As of September 30, 2023 and December 31, 2022, the Company owes $81,750 and $69,150, respectively, related to the consulting agreement, which is included within accrued compensation on the balance sheets. The consulting expense for the nine months ended September 30, 2023 and 2022 was $37,800 and $29,779, respectively. The consulting expense for the three months ended September 30, 2023 and 2022 was $12,600 and $9,600, respectively.

Note 4 – Related Party Transactions

The Company has a consulting agreement with its President, whereby the Company pays a monthly fee of $4,200. The consulting expense for the nine months ended September 30, 2023 and 2022 was $37,800 and $29,779, respectively. The consulting expense for the three months ended September 30, 2023 and 2022 was $12,600 and $9,600, respectively.

The accrued expense as of September 30, 2023 and December 31, 2022 was $81,750 and $69,150, respectively.

Note 5 – Loan Receivable

The Company made a loan to one of its customers in the amount of $34,940 on October 11, 2022, with a 10% interest rate due and payable on October 11, 2023. As of September 30, 2023 and December 31, 2022 the total with interest is $19,027 and $35,586, respectively.

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Note 6 – Notes Payable

The Company entered into an SBA loan during 2020 with a principal amount of $50,700. The note bears interest at a rate of 3.75% per annum. The SBA announced extended deferment periods for all COVID-19 and other disaster loans until 2022. As such, repayment of the Company’s SBA loan commenced November 2022. The loan is secured by the assets of the Company.

Loan Maturity:

For the Year	Loan Maturity Amount
2023	$938
2024	974
2025	1,011
2026	1,050
2027	1,090
Thereafter	45,394
Total	$50,457

Note 7- Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has not incurred any income tax liabilities due to accumulated net losses.

The Company's net loss before income taxes totaled $19,403 for the nine months ended September 30, 2023 and net income of $29,122 for the nine months ended September 30, 2022.

The components of the Company's deferred tax asset and reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of the nine months ended September 30, 2023 and year ended December 31, 2022:

	2023	2022
Net operating loss carry forward	$311,338	$291,936
Effective tax rate	21%	21%
Deferred tax asset	65,381	61,306
Less valuation allowance	(65,381)	(61,306)
Net deferred tax asset	$—	$—

Due to uncertainties surrounding the Company's ability to generate future U.S. taxable income to realize these assets, a full valuation allowance has been established to offset the net U.S. deferred tax asset. The change in the valuation allowance during the nine months ended September 30, 2023 and the year ended December 31, 2022 was $4,075 and $4,418, respectively.

The future utilization of the Company's federal net operating loss and tax credit carry forwards to offset future taxable income, which begin to expire in 2038, may be subject to an annual limitation, pursuant to Internal Revenue Code sections 382 and 383, as a result of ownership changes that may have occurred previously or that could occur in the future. Tax years 2018 forward are subject to examination by major taxing authorities.

Note 8– Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has analyzed its operations subsequent to September 30, 2023 to the date the financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

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28,200,000 Shares

CERTIPLEX CORPORATION

Common stock

Prospectus

__________________,2023

CERTIPLEX CORPORATION
663 Rancho Santa Fe Rd

Suite 628

San Marcos, CA 92078

Certiplex.com
800-456-6211

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13. Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$1,351.00
Printing and shipping expenses	100.00
Legal fees and expenses	1,000.00
Accounting fees and expenses	15,000.00
Transfer agent and misc. expenses	1,750.00
Application and Quotation on QB	12,500.00
Total	$31,701.00

*All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 17-16-856 of the Montana General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

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The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Montana General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Montana General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders.

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 15. Recent Sales of Unregistered Securities

The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the twelve months ended December 31, 2022, there were 73,200,000 shares of common stock issued and outstanding.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 7, 2018, the Company issued 50,000,000 shares of common stock to Varton Berian at par value of $.001 for startup costs. On January 10, 2021, 5,000,000 million shares were cancelled leaving Varton Berian with 45,000,000 shares. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares.

On September 15, 2018, the Company issued 2,500,000 shares at $.01 per share ($25,000) to Listen LLC, for services. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares and that is the Company's reason to include them in the Registration Statement at issue.

On October 10, 2019, the Company issued 1,500,000 shares at $.01 per share ($15,000) to Kaizan Kami Corporation for services. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares and that is the Company's reason to include them in the Registration Statement at issue.

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On June 17, 2021, the Company issued 1,500,000 shares at $.01 per share ($15,000) to Rising Phoenix International for services. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares and that is the Company's reason to include them in the Registration Statement at issue.

On June 10, 2021, the Company issued 3,000,000 shares at $.01 per share ($30,000) for the acquisition of the Pro Sun Lighting System. The shares were issued as a dividend to the shareholders (72 shareholders) of Optimized Fuel for the acquisition. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares and that is the Company's reason to include them in the Registration Statement at issue.

 Such other shareholders listed below include the holders of shares sold in a Regulation D, Rule 506 done in compliance with Section 4(2) of the 1933 Act completed on December 31, 2021, at an offering price of $0.01 per share, which resulted in total proceeds of $95,000 and a sale of 9,500,000 shares in aggregate.

Shareholder	Total Price Paid ($)	Shares
Tech Central, Inc.	35,000	3,500,000
777 Capital	50,000	5,000,000
Tala Media Corporation	25,000	25,000,000
Bearcreek Resources Corporation	20,000	20,000,000

The Common Stock issued in our Private Offering were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering, we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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Item 16.	Exhibits Index.

The following exhibits marked are filed with this Registration Statement:

Number	Exhibit Name

3.1	Articles of Incorporation *
3.2	Certificate of Incorporation*
3.3	By-Laws*
5.1	Opinion of Mont E Tanner, ESQ.
23.1	Consent of Accell Audit & Compliance, PA
10.1	Employment Agreement*
107	Calculation of Filing Fee
*Incorporated by reference to S-1 Registration Statement

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Item 17. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) The registrant shall request acceleration  pursuant to  Rule  461 under the Securities Act and there insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Montana law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of San Marcos, California, on December 15, 2023.

Dated: December 15, 2023	CERTIPLEX CORPORATION

	By:	/s/ Varton Berian
Varton Berian,
Chief Executive Officer

/s/ Varton Berian
Varton Berian,
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ Varton Berian Varton Berian	President/Chief Executive Officer and Director(principal executive officer)	December 15, 2023

/S/ Varton Berian Varton Berian	Chief Financial Officer and Director (principal accounting officer)	December 15, 2023

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